Exhibit 99.1

Conn’s, Inc. Reports Fiscal 2014 Fourth-Quarter And Full-Year Financial Results

THE WOODLANDS, Texas--(BUSINESS WIRE)--March 27, 2014--Conn’s, Inc. (NASDAQ:CONN), a specialty retailer of home appliances, furniture, mattresses, consumer electronics and provider of consumer credit, today announced financial results for the quarter and fiscal year ended Jan. 31, 2014.

Full-year fiscal 2014 highlights include (on year-over-year basis unless noted):

  Consolidated revenues increased 38.0% to $1.19 billion;
  Same store sales grew 26.5%;
  Opened 14 new locations in six new markets;
  Retail gross margin expanded 470 basis points to 39.9%;
  Retail segment adjusted operating income rose 140.5% to $136.1 million;
  Credit segment adjusted operating income was $27.8 million, a 40.7% decrease;
  Credit segment provision for bad debts was 11.0% of the average outstanding portfolio balance;
  Adjusted diluted earnings increased 57.7%, to $2.57 per share, from $1.63 per share; and
  Diluted earnings grew 62.8%, to $2.54 per share.

Fourth-quarter fiscal 2014 significant items include (on year-over-year basis unless noted):

  Consolidated revenues increased 44.3% to $361.1 million;
  Same store sales grew 33.4%, with the pace of expansion decelerating in January to 18.3%;
  Opened eight new locations in four new markets;
  Retail gross margin expanded 370 basis points to 40.6%;
  Selling, general and administrative expense as a percent of revenue improved 220 basis points to 26.9%, as retail sales leverage was realized;
  Retail segment adjusted operating income rose 147.4% to $49.1 million;
  Adjusted credit segment operating loss was $1.9 million, declining $15.5 million;
  The percentage of the customer portfolio balance 60+ days delinquent was 8.8% as of Jan. 31;
  Credit segment provision for bad debts on an annualized basis was 15.1% of the average outstanding portfolio balance;
  Adjusted diluted earnings grew 37.0%, to $0.74 per share, from $0.54 per share; and
  Diluted earnings increased 50.0%, to $0.75 per share.

Theodore M. Wright, Conn’s Chairman and Chief Executive Officer stated, “Total revenues rose 44% in the fourth quarter and adjusted earnings per diluted share increased 37%. Same store sales increased 33%, with growth in each of our categories. Higher-margin furniture and mattress product same store sales increased 60%. Our business model demonstrated its strength and resilience despite the challenges from portfolio growth and weather in our credit operation in the fourth quarter.

“Fiscal 2015 same store sales are expected to increase 5% to 10%, down from 27% in fiscal 2014, as comparisons will become progressively more difficult. Same store sales in the current quarter to date increased about 15%.

“Credit portfolio performance improved since quarter end with delinquency declining. Modifications to underwriting standards implemented in the third quarter are providing benefits to delinquency in the current quarter. Collections execution is improving as well.”

Retail Segment Fourth-Quarter Results (on a year-over-year basis unless otherwise noted)

Net retail revenues were $302.1 million for the quarter ended Jan. 31, 2014, an increase of $93.4 million, or 44.7%. Significant sales growth was reported across all major product categories. On a sequential basis, fourth-quarter retail sales reflect the benefit of the six stores opened prior to Oct. 31 as well as the eight additional stores that were opened during the fourth quarter. The impact of new store openings was partially offset by the closure of one location during the quarter. With new store openings and the remodeling and relocation of existing stores, approximately two-thirds of the stores were operating in the Conn’s HomePlusTM format at Jan. 31.

The following table presents net sales by category and changes in net sales for the current and prior-year quarter:

	Three Months Ended January 31,						Same store
	2014	% of Total	2013	% of Total	Change	% Change	% change
	(dollars in millions)
Home appliance	$70,724	23.4%	$50,361	24.2%	$20,363	40.4%	29.5%
Furniture and mattress	72,275	24.0	39,848	19.1	32,427	81.4	59.7
Consumer electronic	88,917	29.5	72,387	34.7	16,530	22.8	13.2
Home office	37,272	12.3	22,626	10.9	14,646	64.7	53.0
Other	6,247	2.1	4,490	2.2	1,757	39.1	25.2
Product sales	275,435	91.3	189,712	91.1	85,723	45.2	31.9

Repair service agreement commissions	22,915	7.6	15,718	7.5	7,197	45.8	37.0
Service revenues	3,284	1.1	2,922	1.4	362	12.4
Total net sales	$301,634	100.0%	$208,352	100.0%	$93,282	44.8%	33.4%

The following provides a summary of items influencing Conn’s major product category performance during the quarter, compared to the prior-year period:

  Home appliance unit volume increased 31%. Laundry sales were up 46%, refrigeration sales rose 34% and cooking sales increased 35%;
  Furniture unit sales increased 70% and the average selling price was up 12%;
  Mattress unit volume rose 29% and average selling price increased 19%;
  Television sales rose 17% in total and 9% on a same store basis. Home theater sales increased 58% and portable audio sales were up 89%; and
  Computer sales increased 77% and tablet sales rose 46%.

Retail gross margin improved 370 basis points to 40.6% for the quarter ended Jan. 31. Product margins expanded in all major product categories. Furniture and mattress gross margin expanded 360 basis points to 50.3%. Furniture and mattress sales contributed 26.2% of the total product sales and 37.2% of the total product gross profit in the current period. Selling, general and administrative expense as a percent of revenue improved 300 basis points, to 24.6%.

Credit Segment Fourth-Quarter Results

Credit revenues increased 41.9%, to $59.1 million. The revenue growth was attributable to the increase in the average receivable portfolio balance outstanding. The customer portfolio balance equaled $1.07 billion at Jan. 31, rising 44.1%, or $326.7 million from a year ago. The portfolio interest and fee income yield was 18.2% for the fourth quarter, down 60 basis points from the prior year as a result of increased short-term, no-interest financing. On a sequential basis, interest and fee income yield expanded 40 basis points.

Provision for bad debts increased $25.4 million to $38.1 million for the fourth quarter. The annualized provision rate was 15.1% for the quarter and 11.0% for the full fiscal year. The percentage of the customer portfolio balance greater than 60 days delinquent was 8.8% as of Jan. 31, which compares to 7.1% a year ago and 8.5% as of Oct. 31, 2013.

Additional information on the credit portfolio and its performance may be found in the table included within this press release and in Conn’s Form 10-K for the year ended Jan. 31, 2014, to be filed with the Securities and Exchange Commission.

Fourth-Quarter Net Income Results

For the quarter ended Jan. 31, 2014, Conn’s reported net income of $0.75 per diluted share, which includes a pretax benefit of $0.7 million associated with facility closures and lease terminations, compared to the prior-year quarter when the company reported net income of $0.50 per diluted share including pretax costs of $2.0 million associated with store closures and lease terminations, employee severance, extinguishment of debt and the relocation of the Conn’s corporate office to The Woodlands, Texas.

Capital and Liquidity

As of Jan. 31, 2014, the company had $536.3 million of borrowings outstanding under its asset-based loan facility. The company had $157.9 million of immediately available borrowing capacity, with an additional $155.8 million that could become available upon increases in eligible inventory and customer receivable balances under the borrowing base.

As announced earlier today, the company received an additional $30.0 million of lender commitments under its asset-based loan facility increasing total commitments to $880.0 million.

Outlook and Guidance

Conn’s reaffirmed its fiscal year 2015 earnings guidance of $3.40 to $3.70 per diluted share. The following updated expectations were considered in developing the guidance:

  Same stores sales up 5% to 10%;
  New store openings of 15 to 20;
  Retail gross margin between 39.0% and 40.0%;
  An increase in the credit portfolio balance;
  Credit portfolio interest and fee yield of approximately 18.0%;
  Credit segment provision for bad debts of between 8.0% to 10.0% of the average portfolio balance outstanding based on the same store sales and new store opening expectations presented above;
  Selling, general and administrative expense of between 28.0% and 29.0% of total revenues; and
  Diluted shares outstanding of approximately 37.4 million.

Conference Call Information

Conn’s, Inc. will host a conference call and audio webcast on Thursday, March 27, at 11 a.m. ET, to discuss its earnings and operating performance for the 2014 fourth quarter and fiscal year. A link to the live webcast, which will be archived for one year, and slides to be referred to during the call will be available at http://ir.Conns.com. Participants may also join the live call by dialing 877-754-5302 or 678-894-3020.

About Conn’s, Inc.

Conn’s is a specialty retailer operating more than 75 retail locations in Texas, Louisiana, Arizona, Oklahoma and New Mexico. The company’s primary product categories include:

  Home appliance, including refrigerators, freezers, washers, dryers, dishwashers and ranges;
  Furniture and mattress, including furniture and related accessories for the living room, dining room and bedroom, as well as both traditional and specialty mattresses;
  Consumer electronic, including LCD, LED, 3-D, Ultra HD and plasma televisions, Blu-ray players, home theater and video game products, digital cameras and portable audio equipment; and
  Home office, including computers, tablets, printers and accessories.

Additionally, Conn’s offers a variety of products on a seasonal basis. Unlike many of its competitors, the company provides flexible in-house credit options for its customers in addition to third-party financing programs and third-party rent-to-own payment plans.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such forward-looking statements include information concerning our future financial performance, business strategy, plans, goals and objectives. Statements containing the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," or the negative of such terms or other similar expressions are generally forward-looking in nature and not historical facts. Although we believe that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, we can give no assurance that such statements will prove to be correct. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by our forward-looking statements including, but not limited to: general economic conditions impacting our customers or potential customers; our ability to continue existing or offer new customer financing programs; changes in the delinquency status of our credit portfolio; increased regulatory oversight; higher than anticipated net charge-offs in the credit portfolio; the success of our planned opening of new stores and the updating of existing stores; technological and market developments and sales trends for our major product offerings; our ability to protect against cyberattacks or data security breaches and protect the integrity and security of individually identifiable data of our customers and our employees, our ability to fund our operations, capital expenditures, debt repayment and expansion from cash flows from operations, borrowings from our revolving credit facility, and proceeds from accessing debt or equity markets; and the other risks detailed in our SEC reports, including but not limited to, our Annual Report on Form 10-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, we are not obligated to publicly release any revisions or update to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONN'S, INC. AND SUBSIDIARIES
CONDENSED, CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	January 31,		January 31,
	2014	2013	2014	2013
Revenues
Total net sales	$301,634	$208,352	$991,840	$714,267
Finance charges and other	59,507	41,992	201,929	150,765
Total revenues	361,141	250,344	1,193,769	865,032
Cost and expenses
Cost of goods sold, including warehousing and occupancy costs	177,237	129,641	588,721	454,682
Cost of parts sold, including warehousing and occupancy costs	1,317	1,452	5,327	5,965
Selling, general and administrative expense	97,175	72,942	339,528	253,189
Provision for bad debts	38,175	12,821	96,224	47,659
Charges and credits	(717)	1,875	2,117	3,025
Total cost and expenses	313,187	218,731	1,031,917	764,520
Operating income	47,954	31,613	161,852	100,512
Interest expense	4,603	3,888	15,323	17,047
Loss on extinguishment of debt	-	79	-	897
Other (income) expense, net	48	(48)	10	(153)
Income before income taxes	43,303	27,694	146,519	82,721
Provision for income taxes	15,568	10,029	53,070	30,109
Net income	$27,735	$17,665	$93,449	$52,612

Earnings per share:
Basic	$0.77	$0.52	$2.61	$1.60
Diluted	$0.75	$0.50	$2.54	$1.56
Average common shares outstanding:
Basic	36,054	34,072	35,779	32,862
Diluted	37,021	35,161	36,861	33,768

CONN'S, INC. AND SUBSIDIARIES
CONDENSED RETAIL SEGMENT FINANCIAL INFORMATION
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	January 31,		January 31,
	2014	2013	2014	2013
Revenues
Product sales	$275,435	$189,712	$903,917	$649,516
Repair service agreement commissions	22,915	15,718	75,671	51,648
Service revenues	3,284	2,922	12,252	13,103
Total net sales	301,634	208,352	991,840	714,267
Finance charges and other	455	379	1,522	1,236
Total revenues	302,089	208,731	993,362	715,503
Cost and expenses
Cost of goods sold, including warehousing and occupancy costs	177,237	129,641	588,721	454,682
Cost of parts sold, including warehousing and occupancy costs	1,317	1,452	5,327	5,965
Selling, general and administrative expense	74,362	57,666	262,702	197,498
Provision for bad debts	79	128	468	758
Charges and credits	(717)	1,348	2,117	2,498
Total cost and expenses	252,278	190,235	859,335	661,401
Operating income	49,811	18,496	134,027	54,102
Other (income) expense, net	48	(48)	10	(153)
Income before income taxes	$49,763	$18,544	$134,017	$54,255

Retail gross margin	40.6%	36.9%	39.9%	35.2%
Selling, general and administrative expense as percent of revenues	24.6%	27.6%	26.4%	27.6%
Operating margin	16.5%	8.9%	13.5%	7.6%

Number of stores:
Beginning of period	72	65	68	65
Opened	8	4	14	5
Closed	(1)	(1)	(3)	(2)
End of period	79	68	79	68

CONN'S, INC. AND SUBSIDIARIES
CONDENSED CREDIT SEGMENT FINANCIAL INFORMATION
(unaudited)
(in thousands)

	Three Months Ended		Year Ended
	January 31,		January 31,
	2014	2013	2014	2013
Revenues
Finance charges and other	$59,052	$41,613	$200,407	$149,529
Cost and expenses
Selling, general and administrative expense	22,813	15,276	76,826	55,691
Provision for bad debts	38,096	12,693	95,756	46,901
Charges and credits	-	527	-	527
Total cost and expenses	60,909	28,496	172,582	103,119
Operating income (loss)	(1,857)	13,117	27,825	46,410
Interest expense	4,603	3,888	15,323	17,047
Loss from early extinguishment of debt	-	79	-	897
Income (loss) before income taxes	$(6,460)	$9,150	$12,502	$28,466

Selling, general and administrative expense as percent of revenues	38.6%	36.7%	38.3%	37.2%
Operating margin	(3.1)%	31.5%	13.9%	31.0%

CUSTOMER RECEIVABLE PORTFOLIO STATISTICS
(dollars in thousands, except average outstanding balance per account)

	January 31,
	2014	2013

Total outstanding balance	$1,068,270	$741,544
Weighted average credit score of outstanding balances	594	600
Average income of credit customer	$39,700	$37,500
Number of active accounts	621,229	483,219
Weighted average months since origination of outstanding balance	8.4	9.3
Average outstanding account balance	$1,720	$1,535
Account balances 60+ days past due	$94,403	$52,839
Percent of balances 60+ days past due to total outstanding balance	8.8%	7.1%
Total account balances re-aged	$120,770	$86,428
Percent of re-aged balances to total outstanding balance	11.3%	11.7%
Account balances re-aged more than six months	$21,168	$19,071
Percent of total allowance for bad debts to total outstanding customer receivable balance	6.7%	5.9%
Percent of total outstanding balance represented by short-term, no interest receivables	35.6%	27.3%
	Three Months Ended		Year Ended
	January 31,		January 31,
	2014	2013	2014	2013
Data for the periods ended:
Total applications processed	307,409	209,019	989,862	750,439
Weighted average origination credit score of sales financed	605	611	602	614
Percent of total applications approved	49.9%	51.4%	50.3%	48.6%
Average down payment	3.1%	2.6%	3.5%	3.2%
Average total outstanding balance	$1,011,517	$713,108	$869,561	$669,029
Bad debt charge-offs (net of recoveries)	$26,777	$13,252	$69,430	$53,276
Percent of bad debt charge-offs (net of recoveries) to average outstanding balance, annualized	10.6%	7.4%	8.0%	8.0%
Weighted average monthly payment rate	4.8%	5.1%	5.3%	5.4%
Provision for bad debts	$38,096	$12,693	$95,756	$46,901
Provision for bad debts as a percentage of average outstanding balance	15.1%	7.1%	11.0%	7.0%
Percent of sales paid for by payment option:
In-house financing, including down payment received	78.1%	74.6%	77.3%	70.9%
Third-party financing	12.7%	16.1%	12.0%	14.8%
Third-party rent-to-own options	3.6%	3.3%	3.1%	3.5%
Total	94.4%	94.0%	92.4%	89.2%

CONN'S, INC. AND SUBSIDIARIES
CONDENSED, CONSOLIDATED BALANCE SHEET
(unaudited)
(in thousands)

	January 31,
	2014	2013
Assets
Current Assets
Cash and cash equivalents	$5,727	$3,849
Customer accounts receivable, net	527,267	378,050
Other accounts receivable, net	51,480	45,759
Inventories	120,530	73,685
Deferred income taxes	20,284	15,302
Prepaid expenses and other assets	10,307	11,599
Total current assets	735,595	528,244
Long-term customer accounts receivable, net	457,413	313,011
Property and equipment, net	86,842	46,994
Deferred income taxes	7,721	11,579
Other assets, net	10,415	10,029
Total Assets	$1,297,986	$909,857

Liabilities and Stockholders' Equity
Current Liabilities
Current portion of long-term debt	$420	$32,526
Accounts payable	82,861	69,608
Accrued compensation and related expenses	11,390	8,780
Other current liabilities	47,936	40,249
Total current liabilities	142,607	151,163
Long-term debt	535,631	262,531
Other long-term liabilities	30,458	21,713
Stockholders' equity	589,290	474,450
Total liabilities and stockholders' equity	$1,297,986	$909,857

NON-GAAP RECONCILIATION OF RETAIL SEGMENT
OPERATING INCOME, AS ADJUSTED
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	January 31,		January 31,
	2014	2013	2014	2013
Operating income, as reported	$49,811	$18,496	$134,027	$54,102
Adjustments:
Costs (benefit) related to facility closures	(717)	1,032	2,117	1,195
Costs related to office relocation	-	215	-	1,202
Severance costs	-	101	-	101
Operating income, as adjusted	$49,094	$19,844	$136,144	$56,600

Retail segment revenues	$302,089	$208,731	$993,362	$715,503

Operating margin
As reported	16.5%	8.9%	13.5%	7.6%
As adjusted	16.3%	9.5%	13.7%	7.9%

NON-GAAP RECONCILIATION OF CREDIT SEGMENT
OPERATING INCOME, AS ADJUSTED
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	January 31,		January 31,
	2014	2013	2014	2013
Operating income (loss), as reported	$(1,857)	$13,117	$27,825	$46,410
Adjustments:
Severance costs	-	527	-	527
Operating income (loss), as adjusted	$(1,857)	$13,644	$27,825	$46,937

Credit segment revenues	$59,052	$41,613	$200,407	$149,529

Operating margin
As reported	(3.1)%	31.5%	13.9%	31.0%
As adjusted	(3.1)%	32.8%	13.9%	31.4%

NON-GAAP RECONCILIATION OF NET INCOME, AS ADJUSTED
AND DILUTED EARNINGS PER SHARE, AS ADJUSTED
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	January 31,		January 31,
	2014	2013	2014	2013
Net income, as reported	$27,735	$17,665	$93,449	$52,612
Adjustments:
Costs (benefit) related to facility closures	(717)	1,032	2,117	1,195
Costs related to office relocations	-	215	-	1,202
Severance costs	-	628	-	628
Loss from early extinguishment of debt	-	79	-	897
Tax impact of adjustments	253	(688)	(747)	(1,381)
Net income, as adjusted	$27,271	$18,931	$94,819	$55,153

Average common shares outstanding - Diluted	37,021	35,161	36,861	33,768

Earnings per share - Diluted
As reported	$0.75	$0.50	$2.54	$1.56
As adjusted	$0.74	$0.54	$2.57	$1.63

Basis for presentation of non-GAAP disclosures:

To supplement the Company’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles ("GAAP"), the Company also provides the following information: adjusted net income and adjusted earnings per diluted share; and adjusted retail and credit segment operating income and adjusted operating margin. These non-GAAP financial measures are not meant to be considered as a substitute for comparable GAAP measures but should be considered in addition to results presented in accordance with GAAP, and are intended to provide additional insight into the Company’s operations and the factors and trends affecting the Company’s business. The Company’s management believes these non-GAAP financial measures are useful to financial statement readers because (1) they allow for greater transparency with respect to key metrics the Company uses in its financial and operational decision making and (2) they are used by some of its institutional investors and the analyst community to help them analyze the Company’s operating results.

CONN-G

CONTACT:
Conn’s, Inc.
Kim P. Canning, 936-230-5899
Director, Investor Relations
or
S.M. Berger & Company
Andrew Berger, 216-464-6400